UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________

SCHEDULE 14A INFORMATION
_________

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒        Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐    Preliminary Proxy Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐    Definitive Proxy Statement
☒    Definitive Additional Materials
☐    Soliciting Material Pursuant to §240.14a-12
_________

TRISTATE CAPITAL HOLDINGS, INC.
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement if other than the registrant)
_________

Payment of Filing Fee (Check the appropriate box):
☒    No fee required.
☐    Fee computed on the table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐    Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No:

3)	Filing Party:

4)	Date Filed:

TriState Capital Holdings, Inc.
One Oxford Centre
301 Grant Street, Suite 2700
Pittsburgh, Pennsylvania 15219

ADDITIONAL INFORMATION REGARDING
THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 29, 2020

The following Notice of Change of Location relates to the proxy statement of TriState Capital Holdings, Inc. (“TriState Capital”), dated April 16, 2020, furnished to TriState Capital shareholders in connection with the solicitation of proxies by the board of directors of TriState Capital for use at the Annual Meeting of Shareholders to be held on Friday, May 29, 2020. This supplement is being filed with the Securities and Exchange Commission and is being made available to shareholders on or about May 21, 2020.

THE NOTICE OF CHANGE OF LOCATION SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT AND OTHER PROXY MATERIALS.

NOTICE OF CHANGE OF LOCATION
OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 29, 2020

To the Shareholders of TriState Capital Holdings, Inc.:

Due to the public health impact of the novel coronavirus (COVID-19) pandemic and to support the health and well-being of our shareholders, employees, partners and communities, NOTICE IS HEREBY GIVEN that the location of the 2020 Annual Meeting of Shareholders (the “Annual Meeting”) of TriState Capital Holdings, Inc. (“TriState Capital”) has been changed. The Annual Meeting will be held solely over the Internet in a virtual-only format. You will not be able to attend the Annual Meeting in person at a physical location. The previously announced date and time of the Annual Meeting (Friday, May 29, 2020 at 9:00 a.m., Eastern Time) has not changed.

The Annual Meeting will be accessible at https://www.issuerdirect.com/virtual-event/tsc. As described in the proxy materials for the Annual Meeting previously distributed, you are entitled to participate in the Annual Meeting if you were a shareholder of record of TriState Capital at the close of business on April 1, 2020, the record date for the Annual Meeting, or if you hold a valid legal proxy issued by your bank, broker or other nominee. You may access the virtual-only Annual Meeting, vote your shares and will have the opportunity to submit questions electronically by following the instructions available on the meeting website.

To attend the virtual-only Annual Meeting, you must enter a control number and follow the instructions for voting available on the meeting website.

•	If you are a registered shareholder, your control number can be found on the proxy card, notice or email previously distributed to you.

•
If your shares are held in street name through an intermediary, such as a bank, broker or other nominee, you must obtain a control number in advance to vote during the meeting. To obtain a control number, you must submit proof of your legal proxy issued by your bank, broker or other nominee by sending a copy of your legal proxy, along with your name and email address, to InvestorCom LLC via email at info@investor-com.com. Requests for a control number must be labeled as “Legal Proxy” and must be received by InvestorCom LLC no later than 5:00 p.m., Eastern Time, on May 26, 2020. Street name shareholders who timely submit proof of their legal proxy will receive a confirmation email from InvestorCom LLC that includes their control number.

It is important that you review the proxy materials for the Annual Meeting that were distributed to you previously. Whether or not you plan to attend the virtual-only Annual Meeting, we encourage you to vote your shares in advance of the meeting using one of the voting methods described in the proxy materials. The 2020 proxy statement and our 2019 Annual Report to Shareholders are available at www.tscbank.com/annualmeetingmaterials.

By Order of the Board of Directors,

James F. Bauerle, Secretary

Pittsburgh, Pennsylvania
May 21, 2020

4